Section 906 Certifications
---------------------------
I, Karnig H. Durgarian, the principal executive officer of the TH Lee, Putnam Emerging Opportunities Portfolio, certify that, to my knowledge:

1. The form N-CSR of the TH Lee, Putnam Emerging Opportunities
Portfolio listed for the period ended April 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the TH Lee, Putnam Emerging Opportunities Portfolio listed for the period ended April 30, 2003 fairly presents, in all material respects, the financial condition and results of operations of the TH Lee, Putnam Emerging Opportunities Portfolio.

/s/Karnig H. Durgarian      Date: June 18, 2003
----------------------      -------------------
Karnig H. Durgarian, Principal Executive Officer




Section 906 Certifications
---------------------------
I, Steven D. Krichmar, the principal financial officer of the TH Lee, Putnam Emerging Opportunities Portfolio, certify that, to my knowledge:

1. The form N-CSR of the TH Lee, Putnam Emerging Opportunities
Portfolio for the period ended April 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the TH Lee, Putnam Emerging Opportunities Portfolio for the period ended April 30, 2003 fairly presents, in all material respects, the financial condition and results of operations of the TH Lee, Putnam Emerging Opportunities Portfolio.

/s/Steven D. Krichmar       Date: June 18, 2003
----------------------      -------------------
Steven D. Krichmar, Principal Financial Officer